Company Contact: Fortress International Group, Inc. Kenneth Schwarz, Chief Financial Officer Phone: (410) 423-7300	Investor Contacts: The Piacente Group, Inc. Brandi Floberg / Lee Roth Phone: (212) 481-2050 figi@tpg-ir.com

FORTRESS INTERNATIONAL GROUP, INC. REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

Third Quarter Revenue Increases 21% Year-over-Year to $9.3 Million

Gross Profit of $2.6 Million (28.4% Gross Margin); Net Loss of $(0.3) Million

Normalized Adjusted EBITDA $337 Thousand

Cash and Cash Equivalents Totaling $5.4 Million as of September 30, 2012

COLUMBIA, MD – November 13, 2012 – Fortress International Group, Inc. (Other OTC: FIGI) a provider of consulting and engineering, construction management and site services for mission-critical facilities, today announced financial results for the three and nine months ended September 30, 2012.

Anthony Angelini, Chief Executive Officer of Fortress, stated, “Our results for the third quarter reflect continued progress with our efforts to transition the company and we are pleased to see a return to positive Normalized Adjusted EBITDA. Our continued focus on more profitable and recurring streams of business contributed to the achievement of higher gross margins. After a slower period of new contract awards in the early summer, we were pleased to see an uptick in new, profitable bookings toward the end of the quarter. This will lay a foundation for our business in early 2013. We continue to develop several strategic initiatives that we believe will further position the company for long-term profitability.”

Third Quarter 2012 Financial Highlights:

•	Revenue of $9.3 million, compared with $7.7 million in the third quarter of 2011.

•	Gross profit of $2.6 million, compared with $3.0 million in the third quarter of 2011.

•	Normalized Adjusted EBITDA of $337 thousand, compared with Normalized Adjusted EBITDA of $287 thousand in the third quarter of 2011.

•	Net loss of $(0.3) million, or $(0.02) per basic and diluted share, compared with net income of $0.1 million or $0.01 per basic and diluted share, in the third quarter of 2011.

•	Cash and cash equivalents totaling $5.4 million as of September 30, 2012.

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Financial Highlights for the Nine Months Ended September 30, 2012:

•	Revenue of $39.1 million, compared with $27.8 million in the nine months ended September 30, 2011.
•	Gross profit of $7.0 million, compared with $11.0 million in the nine months ended September 30, 2011.
•	Normalized Adjusted EBITDA loss of $(24) thousand, compared with Normalized Adjusted EBITDA of $2.9 million in the nine months ended September 30, 2011.
•	Net loss of $(3.8) million, or $(0.27) per basic and diluted share, compared with net income of $3.1 million, or $0.23 and $0.21 per basic and diluted share, respectively, in the nine months ended September 30, 2011.

Chief Financial Officer Kenneth D. Schwarz added, “In this release and going forward, we will be referring to Adjusted EBITDA, which excludes non-cash items such as stock-based compensation, and Normalized Adjusted EBITDA, which excludes non-recurring and other items from Adjusted EBITDA. During the third quarter we continued to focus on our Facility Management business. Our mix of business in the third quarter supported this focus and contributed to strong gross margins. Going forward, we believe we can sustain gross margins in the 20% to 25% range. Expense reduction measures undertaken during the first half of 2012 have generated marked improvements in SG&A and operating expenses. We expect to be able to maintain our SG&A at this new level and are investing carefully in resources and initiatives that will support the growth of the business over the longer-term. We are pleased with the progress we have made and look forward to improved results as we move ahead.”

Quarterly Conference Call Details

The Company will conduct its regularly scheduled financial announcement conference call on November 13, 2012 at 4:30 p.m. EST. Investors may listen to the conference call via telephone at: 877-941-2068 (U.S./Canada) or 480-629-9712 (international) or via live audio web cast on the investor relations section of the Company's website at www.thefigi.com.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call and will be available until November 27, 2012. The audio replay can be accessed by dialing 800-406-7325 (U.S./Canada) or 303-590-3030 (international) and entering conference call ID 4573235, or via an archived webcast available on the investor relations section of the Company's website at www.thefigi.com.

About Non-GAAP Financial Measures

Adjusted EBITDA and Normalized Adjusted EBITDA are supplemental financial measures not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

We define Normalized Adjusted EBITDA as Adjusted EBITDA before restructuring charges and certain other non-recurring costs. We present Normalized Adjusted EBITDA because we believe it is helpful in comparing our operating results across reporting periods on a consistent basis by excluding from Adjusted EBITDA certain non-recurring items that do not directly correlate to our business and may, or could, have a disproportionate positive or negative impact on our performance during a particular period. Similar to Adjusted EBITDA, we also use Normalized Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

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Adjusted EBITDA and Normalized Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA and Normalized Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA and Normalized Adjusted EBITDA have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Normalized Adjusted EBITDA Reconciliation" following the Consolidated Statements of Operations included in this press release.

About Fortress International Group, Inc.

Fortress International Group, Inc. is leading mission-critical facilities into a new era of maximum uptime and efficiency. Fortress provides consulting and engineering, construction management and 24/7/365 site services for the world's most technology dependent organizations. Serving as a trusted advisor, Fortress delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. For those who own, lease or manage mission-critical facilities, Fortress provides innovative end-to-end capital management, energy, IT strategy, procurement, design, construction, implementation and operations solutions that optimize performance and reduce cost.

Fortress International Group, Inc. is headquartered in Maryland, with offices throughout the U.S. For more information, visit: www.thefigi.com or call 888-321-4877.

Forward Looking Statements

This press release may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; actual or potential conflicts of interest between the Company and members of the Company’s senior management; risks relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; the uncertainty as to whether the Company can replace its backlog; risks involved in properly managing complex projects; risks relating the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2011. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.

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Fortress International Group, Inc.

Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30, 2012	December 31, 2011
Assets
Current Assets
Cash and cash equivalents	$5,375,070	$6,731,487
Contract and other receivables, net	8,425,276	7,147,714
Costs and estimated earnings in excess of billings on uncompleted contracts	655,137	2,729,424
Prepaid expenses and other current assets	621,342	497,712
Total current assets	15,076,825	17,106,337
Property and equipment, net	341,585	305,463
Goodwill	1,768,861	3,839,861
Other intangible assets, net	60,000	60,000
Other assets	20,937	20,975
Total assets	$17,268,208	$21,332,636
Liabilities and Stockholders’ Equity
Current Liabilities
Convertible notes payable, current portion	$500,000	$375,000
Accounts payable and accrued expenses	6,405,859	6,886,094
Billings in excess of costs and estimated earnings on uncompleted contracts	2,927,814	2,819,368
Total current liabilities	9,833,673	10,080,462
Convertible notes, less current portion	2,082,301	2,457,301
Other liabilities	60,012	76,073
Total liabilities	11,975,986	12,613,836
Commitments and Contingencies	-	-
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock- $.0001 par value, 49,000,000 shares authorized; 15,074,522 and 14,749,356 issued; 14,271,133 and 14,028,407 outstanding at September 30, 2012 and December 31, 2011, respectively	1,507	1,475
Additional paid-in capital	66,208,124	65,805,358
Treasury stock 803,389 and 720,949 shares at cost at
September 30, 2012 and December 31, 2011, respectively	(1,491,690)	(1,450,455)
Accumulated deficit	(59,425,719)	(55,637,578)
Total stockholders' equity	5,292,222	8,718,800
Total liabilities and stockholders’ equity	$17,268,208	$21,332,636

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Fortress International Group, Inc.

Condensed Consolidated Statements of Operations

	(Unaudited) For the Three Months Ended		(Unaudited) For the Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Results of Operations:
Revenue	$9,266,635	$7,681,732	$39,117,349	$27,812,160
Cost of revenue, excluding depreciation and amortization	6,637,221	4,718,065	32,102,042	16,811,234
Gross profit, excluding depreciation and amortization	2,629,414	2,963,667	7,015,307	11,000,926
Operating expenses:
Selling, general and administrative	2,653,038	2,764,176	7,960,174	8,581,016
Restructuring and other charges	-	-	279,286	-
Depreciation and amortization	58,725	59,233	216,987	179,730
Impairment loss on goodwill	-	-	2,071,000	-
Total operating costs	2,711,763	2,823,409	10,527,447	8,760,746
Operating (loss) income	(82,349)	140,258	(3,512,140)	2,240,180
Interest income (expense), net	(24,787)	(27,440)	(116,001)	(62,023)
Other income (expense), net	(160,000)	-	(160,000)	919,084
(Loss) income before income taxes	(267,136)	112,818	(3,788,141)	3,097,241
Income tax expense	-	-	-	-
Net (loss) income	$(267,136)	$112,818	$(3,788,141)	$3,097,241
Basic (Loss) Earnings per Share:
(Loss) earnings per common share	$(0.02)	$0.01	$(0.27)	$0.23
Weighted average common shares outstanding	14,178,644	13,686,977	14,142,468	13,514,323
Diluted (Loss) Earnings per Share:
(Loss) earnings per common share	$(0.02)	$0.01	$(0.27)	$0.21
Weighted average common shares outstanding	14,178,644	14,915,336	14,142,468	14,857,206

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Fortress International Group, Inc.

Normalized Adjusted EBITDA Reconciliation

	(Unaudited) For the Three Months Ended		(Unaudited) For the Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net income (loss)	$(267,136)	$112,818	$(3,788,141)	$3,097,241
Interest (income) expense, net	24,787	27,440	116,001	62,023
Income tax expense (benefit)	-	-	-	-
Depreciation and amortization	58,725	59,233	216,987	179,730
EBITDA	$(183,624)	$199,491	$(3,455,153)	$3,338,994
Stock based compensation	196,376	87,549	361,130	429,715
Impairment loss on goodwill	-	-	2,071,000	-
Provision for bad debts	-	-	55,290	90,000
Adjusted EBITDA	$12,752	$287,040	$(967,733)	$3,858,709
Restructuring charges	-	-	279,286
Other (income) /charges including severance, consulting and litigation	323,992	-	664,517	(952,146)

Normalized Adjusted EBITDA	$336,744	$287,040	$(23,930)	$2,906,563

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